Two Harbors Investment Corp. Announces Proposed Contribution of its Commercial Real Estate Assets to Granite Point Mortgage Trust Inc. New York, May 24, 2017 – Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust, today announced its intention to contribute its portfolio of commercial real estate assets to Granite Point Mortgage Trust Inc. (“Granite Point”), a Maryland corporation. Granite Point was formed by Two Harbors in order to continue and expand the commercial real estate lending business established by Two Harbors. Granite Point will focus on directly originating, investing in and managing a portfolio of commercial real estate loans and other debt and debt-like instruments secured by institutional quality commercial properties managed by experienced owners in attractive markets across the United States. Granite Point will be externally managed by Pine River Capital Management L.P., which is the parent company of Two Harbors’ external manager. Granite Point has filed a registration statement with the U.S. Securities and Exchange Commission with respect to a proposed initial public offering (“IPO”) of its common stock. The contribution of the portfolio of commercial real estate assets to Granite Point is expected to occur simultaneously with the closing of the IPO. In exchange for its contribution, Two Harbors would receive shares of common stock of Granite Point. The number of shares it receives will be dependent upon the value of the portfolio and other assets being contributed to Granite Point and the amount of capital raised in the proposed IPO. Subject to the approval of its Board of Directors and compliance with applicable securities laws, Two Harbors anticipates that it would distribute its shares of Granite Point common stock by means of a special dividend after the expiration of a customary lock-up period following the completion of Granite Point’s proposed IPO. The Board of Directors of Two Harbors has formed a committee of independent directors to review, negotiate and approve the proposed transaction. The committee has retained Freshfields Bruckhaus Deringer LLP as its legal counsel and Credit Suisse as its financial adviser with respect to the proposed contribution and to represent the interests of Two Harbors and its stockholders with respect to the proposed transaction. The contribution remains subject to the approval of the committee and Two Harbors’ Board of Directors, finalization of all relevant documentation on terms acceptable to Two Harbors and the committee, the satisfaction of all conditions to the closing of the transaction, Securities and Exchange Commission clearance and market conditions. This press release does not constitute an offer of any securities for sale. Conference Call Two Harbors will host a conference call on May 24, 2017 at 8:30am EDT to discuss this announcement. To participate in the teleconference, please call toll-free (877) 868-1835, Conference Code 29256097, (or (914) 495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp. Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com. Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the completion of the contribution, the IPO and the distribution of shares of Granite Point common stock to Two Harbors stockholders. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person. Additional Information Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 590 Madison Avenue, 36th floor, New York, NY 10022, telephone 612-629-2500. Contact Investors: Tim Perrott, Senior Director of Investor Relations, Two Harbors Investment Corp., 612-629- 2514, tim.perrott@twoharborsinvestment.com.